UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2023

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

On February 28, 2023, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (“Board”) of Hess Corporation (the “Company”) approved annual incentive targets under the Company’s Annual Incentive Plan (the “Plan”) for all of the Company’s full-time employees worldwide, including the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (the “Named Executive Officers”). The Plan is intended to promote alignment of pay and performance and an enhanced focus on creating long-term stockholder value.

Payout on awards is determined based on attainment of pre-established enterprise level metrics and individual performance objectives. The following are the enterprise metrics, each with pre-established threshold, target and maximum performance goals:

•	Environment, health and safety (5 measures):

•	Bakken routine flare rate
•	Critical inspection compliance
•	Severe + significant safety incident rate
•	Loss of primary containment rate
•	Leadership site visits

•	Production;

•	Exploration and production (“E&P”) capital and exploratory spend;

•	Controllable operated cash costs;

•	Cash return on capital employed;

•	Earnings before interest, taxes, depreciation, amortization and exploration expense (“EBITDAX”); and

•	Exploration resource additions.

As part of its ongoing assessment of the Company’s compensation programs, the Committee determined to include an enterprise-wise performance modifier to increase or decrease payout of the Plan by up to 25% based on five evaluation principles: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability.

The Committee also establishes annual incentive targets for each Named Executive Officer based upon position, responsibilities and competitive practice.

Payouts for the Named Executive Officers range from 0% to 200% of target based on attainment of the pre-established enterprise metrics, the strategic performance modifier and individual performance compared with individual goals pre-established at the beginning of the fiscal year.

Long-Term Incentive Program

On February 28, 2023, the Committee approved the value of awards to the Named Executive Officers under the Company’s long-term incentive program for 2023 (the “2023 Program”), effective March 6, 2023. The long-term incentive mix for Mr. Hess for 2023 consists of performance share units (“PSUs”), which account for 60% of the target value of his award under the 2023 Program, and stock options, which account for the remaining 40% of the target value of his award under the 2023 Program. As a result, 100% of the target value of Mr. Hess’ awards under the program will be performance-contingent. For the Company’s other Named Executive Officers, 80% of the target value of awards under the 2023 Program will be performance-contingent, with 60% in the form of PSUs, 20% in the form of stock options and the remaining 20% in the form of restricted stock. The Committee believes this mix of awards encourages sustained long-term performance and further supports alignment of the interests of senior management and stockholders.

Restricted stock and stock option awards vest in equal installments over a three-year period beginning on the first anniversary of the grant date.

As part of its ongoing assessment of the Company’s compensation programs, the Committee determined to make adjustments to the 2023 PSU program in order to ensure its continued effectiveness in an evolving and consolidating industry environment. Beginning with the 2023 PSUs awards, performance will be determined based on the compound annual growth rate (“CAGR”) of the Company’s total shareholder return (“TSR”) for the three-year performance period ending December 31, 2025 compared to the CAGR of the XOP Total Return Index during the same period. The XOP Total Return Index consists primarily of U.S. oil and gas E&P companies, including the 2022 peer companies as disclosed in the Company’s 2022 proxy statement, and provides increased stability in assessing performance given ongoing industry consolidation. Potential payouts of the 2023 PSUs will range from 0% to 200% based on relative performance against the XOP Total Return Index:

Achievement Level	3-Yr Hess TSR CAGR Compared with XOP CAGR	% of Target Shares Earned
Maximum	≥20%	200%
Target	0%	100%
Threshold	-20%	50%
Below Threshold	<-20%	0%

The Committee determined to retain the S&P 500 Total Return Index as a performance modifier to increase or decrease payout of the 2023 PSUs by up to 10% of target based on the CAGR of the Company’s TSR for the performance period compared to the CAGR of the S&P 500 Total Return Index during the same period. The inclusion of the S&P 500 Total Return Index modifier maintains the Company’s commitment to measure returns against both the Company’s industry and the broader market:

Achievement Level	3-Yr Hess TSR CAGR Compared with S&P 500 CAGR	% of Target Shares Earned
Maximum	≥20%	+10%
Target	0%	0%
Threshold	≤20%	-10%

Potential total payouts of the 2023 PSUs are linearly interpolated between threshold, target and maximum achievement levels and will range from 0% to 210% based on relative performance against the XOP Total Return Index as well as the performance modifier described above. If the Company’s TSR for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

Item 8.01. Other Events.

On March 1, 2023, the Board approved a new authorization for the repurchase of the Company’s shares of common stock in an aggregate amount of up to $1 billion. This new authorization replaces the Board’s previous repurchase authorization which was fully utilized at the end of 2022. Repurchases of shares of the Company’s common stock may be made from time to time in the open market, by block purchases, in privately negotiated transactions or in such other manner as determined by the Company. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the Company’s shares, general market and economic conditions, and other factors. The repurchase authorization has no expiration date, does not obligate the Company to acquire any particular amount of common stock, and it may be implemented, modified, suspended or discontinued at any time at the Company’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023

HESS CORPORATION

By:	/s/ John P. Rielly
Name:	John P. Rielly
Title:	Executive Vice President and Chief Financial Officer